                                 EXHIBIT 10(vi)
                                 ADVANTAGE BANK
                    EXECUTIVE DEFERRED COMPENSATION AGREEMENT

      THIS AGREEMENT is entered into this _______ day of ________________, 2002, by and between ADVANTAGE BANK, an Ohio savings bank located in Cambridge, Ohio (the "Company"), and NAME OF EXECUTIVE (the "Executive").

                                  INTRODUCTION

      To encourage the Executive to remain an employee of the Company, the Company is willing to provide to the Executive a deferred compensation opportunity. The Company will pay the Executive's benefits from the Company's general assets.

                                    AGREEMENT

      The Executive and the Company agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

      Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

      1.1 "Base Salary" means cash compensation for employment before reduction for qualified employee benefit plans and does not include any Bonus.

      1.2 "Bonus" means cash compensation under any incentive or award program that is in addition to Base Salary.

      1.3 ""Change of Control" means any one of the following events: (i) the acquisition of ownership or power to vote more than 25% of the voting stock of the Holding Company; (ii) the acquisition of the ability to control the election of a majority of the directors of the Holding Company; (iii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Holding Company cease for any reason to constitute at least a majority thereof; provided, however, that any individual whose election or nomination for election as a member of the Board of Directors of the Holding Company was approved by a vote of at least two-thirds of the directors then in office shall be considered to have continued to be a member of the Board of Directors of the Holding Company; or (iv) the acquisition by any person or entity of "conclusive control" of the Holding Company within the meaning of 12 C.F.R. Section 574.4(a), or the acquisition by any person or entity of "rebuttable control" within the meaning of 12 C.F.R. Section 574.4(b) that has not been rebutted in accordance with 12 C.F.R. Section 574.4(c). For purposes of this paragraph, the term "person" refers to an individual or corporation, partnership, trust, association, or other organization, but

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does not include the Employee and any person or persons with whom the Employee is "acting in concert" within the meaning of 12 C.F.R. Part 574.

      1.4 "Code" means the Internal Revenue Code of 1986, as amended.

      1.5 "Deferral Account" means the Company's accounting of the Executive's accumulated Deferrals plus accrued interest.

      1.6 "Deferrals" means the amount of the Executive's Base Salary and/or Bonus, which the Executive elects to defer according to this Agreement.

      1.7 "Disability" means the Participant's suffering a sickness, accident or injury which has been determined by the carrier of any individual or group disability insurance policy covering the Participant, or by the Social Security Administration, to be a disability rendering the Participant totally and permanently disabled. The Participant must submit proof to the Company of the carrier's or Social Security Administration's determination upon the request of the Company.

      1.8 "Effective Date" means January 1, 2002.

      1.9 "Election Form" means the form attached as Exhibit 1.

      1.10 "Holding Company" means Camco Financial Corporation located in Cambridge, Ohio.

      1.11 "Normal Retirement Age" means the Executive's 65th birthday.

      1.12 "Normal Retirement Date" means the later of the Normal Retirement Age or Termination of Employment.

      1.13 "Plan Year" means the calendar year.

      1.14 "Termination of Employment" means that the Executive ceases to be employed by the Company for any reason, voluntary or involuntary, other than by reason of a leave of absence approved by the Company.

                                    ARTICLE 2
                                DEFERRAL ELECTION

      2.1 Initial Election. The Executive shall make an initial deferral election under this Agreement by filing with the Company a signed Election Form within 30 days after the date of this Agreement. The initial Election Form shall set forth the amount of Base Salary to be deferred in the first Plan Year, not to exceed the stated maximum on the Election Form, and shall be effective to defer only Base Salary earned after the date the Election Form is received by the Company.


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      2.2 Election Changes

            2.2.1 Generally. The Executive shall submit a new Election Form for the second Plan Year prior to November 15 of the first Plan Year. The new Election Form may modify the amount of Base Salary to be deferred commencing with the second Plan Year and may specify an amount of Bonus to be deferred commencing in the second Plan Year. For subsequent Plan Years, the Executive may modify the amount of Base Salary and/or Bonus to be deferred by filing a new Election Form with the Company. The new Election Form shall not be effective until the Plan Year following the Plan Year in which such Election Form is received and approved by the Company, provided that the Election Form is submitted prior to November 15.

            2.2.2 Hardship. If an unforeseeable financial emergency arising from the death of a family member, divorce, sickness, injury, catastrophe or similar event outside the control of the Executive occurs, the Executive, by written instructions to the Company, may reduce future deferrals under this Agreement.

                                    ARTICLE 3
                                DEFERRAL ACCOUNT

      3.1 Establishing and Crediting. The Company shall establish a Deferral Account on its books for the Executive and shall credit to the Deferral Account the following amounts:

            3.1.1 Deferrals. The Base Salary and/or Bonus deferred by the Executive as of the time the Base Salary and/or Bonus would have otherwise been paid to the Executive.

            3.1.2 Interest. At the end of each Plan Year under this Agreement and immediately prior to the payment of any benefits, but only until commencement of the benefit payments under this Agreement, unless otherwise stated, interest is to be credited on the account balance at an annual rate equal to 75 percent of the Holding Company's return on equity ("ROE") rate for the preceding Plan Year, not to exceed an ROE of 20 percent.

      3.2 Statement of Accounts. The Company shall provide to the Executive, within 120 days after the end of each Plan Year, a statement setting forth the Deferral Account balance.

      3.3 Accounting Device Only. The Deferral Account is solely a device for measuring amounts to be paid under this Agreement. The Deferral Account is not a trust fund of any kind. The Executive is a general unsecured creditor of the Company for the payment of benefits. The benefits represent the mere Company promise to pay such benefits. The Executive's rights are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by the Executive's creditors.


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                                    ARTICLE 4
                               RETIREMENT BENEFIT

      4.1 Retirement Benefit. Upon the Executive's Termination of Employment, the Company shall pay to the Executive the benefit described in this Section 4.1 in lieu of any other benefit under this Agreement.

            4.1.1 Amount of Benefit. The benefit under this Section 4.1 is the Deferral Account balance at the Executive's Termination of Employment.

            4.1.2 Payment of Benefit. The Company shall pay the benefit to the Executive in 180 equal monthly installments commencing with the month following the Executive's Termination of Employment; provided, however, that if the Termination of Employment occurs prior to Normal Retirement Age, the Company may elect at any time prior to or during the installment period to make a lump sum payment to the Executive in the amount of the remaining Deferral Account balance with interest through the date of the payment. The Company shall credit interest at an annual rate of 8.0 percent, compounded monthly, on the remaining account balance during any installment period.

      4.2 Hardship Distribution. Upon the Board of Director's determination (following petition by the Executive) that the Executive has suffered an unforeseeable financial emergency as described in Section 2.2.2, the Company shall distribute to the Executive all or a portion of the Deferral Account balance as determined by the Company, but in no event shall the distribution be greater than is necessary to relieve the financial hardship.

                                    ARTICLE 5
                                 DEATH BENEFITS

      5.1 Death During Active Service. If the Executive dies while in the employment of the Company, the Company shall pay to the Executive's beneficiary the benefit described in this Section 5.1 in lieu of any other benefit under this Agreement.

            5.1.1 Amount of Benefit. The benefit under this Section 5.1 is the balance that would have accumulated in the Executive's Deferral Account at Normal Retirement Age if it is assumed that (1) the Executive continued to defer Base Salary and/or Bonus at the same rate that the Executive had been deferring Base Salary and/or Bonus on the date of the Executive's death; (2) the Executive reached Normal Retirement Age; and 3) interest was credited on the Deferral Account at one of the following annual rates with monthly compounding: (a) 8.6 percent if the Executive's death occurs within the first three Plan Years; or (b) the average of the prior three years interest credited under Section 3.1.2 if the Executive's death occurs in the fourth Plan Year or thereafter.

            5.1.2 Payment of Benefit. The Company shall pay the benefit to the Executive's beneficiary in 180 equal monthly installments commencing with the month following the Executive's death. The Company shall credit interest at an annual rate of 8.0 percent,


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      compounded monthly, on the remaining account balance during any applicable installment period.

      5.2 Death During Payment of a Benefit. If the Executive dies after any benefit payments have commenced under this Agreement but before receiving all such payments, the Company shall pay the remaining benefits to the Executive's beneficiary at the same time and in the same amounts they would have been paid to the Executive had the Executive survived.

      5.3 Death After Termination of Employment But Before Benefit Payments Commence. If the Executive is entitled to benefit payments under this Agreement, but dies prior to the commencement of benefit payments, the Company shall pay the same benefit payments to the Executive's beneficiary that the Executive was entitled to prior to death. The benefit payments shall be paid in 180 equal monthly installments commencing on the first day of the month following the date of the Executive's death.

      5.4 Hardship Distribution. Upon the Board of Director's determination (following petition by the Executive's beneficiary) that the beneficiary has suffered an unforeseeable financial emergency as described in Section 2.2.2, the Company shall distribute to the beneficiary all or a portion of the Deferral Account balance as determined by the Company, but in no event shall the distribution be greater than is necessary to relieve the financial hardship.

                                    ARTICLE 6
                                CHANGE OF CONTROL

      6.1 Election for Lump Sum Payment. Notwithstanding the provisions for the payment of benefits set forth in Article 4 and Article 5 above, upon Termination of Employment after a Change in Control or at any time within two years after a Change in Control, the Executive may elect to receive the value of his benefit in a lump sum.

      6.2 Calculation of Benefit. If the election provided for in Section 6.1 is made, the Executive will receive a lump sum payment calculated under the following procedures:

      (a) First, the Company will calculate the present value of the annual benefit the Executive would otherwise be entitled to receive, assuming that the date on which the election is made is deemed to be the date of Termination of Employment, by applying an interest factor equal to 120 percent of the applicable federal rate (or other interest factor prescribed by the Internal Revenue Service in regulations issued under
      Section 280G of the Code) as of the date of calculation over the period of the acceleration; and

      (b) Second, reduce the amount produced by the computation prescribed in paragraph (a) above by five percent.

      6.3 Compliance with Section 280G of the Code. Notwithstanding any other provision of this Agreement or any other agreement between the Executive and the Company to the contrary, the Company shall not pay any benefit to the extent the benefit under this Agreement and all


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other agreements between the Executive and the Company or the Holding Company would create an excise tax under the excess parachute rules of Section 280G of the Code.

                                    ARTICLE 7
                                  BENEFICIARIES

      7.1 Beneficiary Designations. The Executive shall designate a beneficiary by filing a written designation with the Company. The Executive may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Executive and received by the Company during the Executive's lifetime. The Executive's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Executive or if the Executive names a spouse as beneficiary and the marriage is subsequently dissolved. If the Executive dies without a valid beneficiary designation, all payments shall be made to the Executive's estate.

      7.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Company may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Company may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Company from all liability with respect to such benefit.

                                    ARTICLE 8
                               GENERAL LIMITATIONS

      8.1 Termination for Cause. The Company shall not pay any benefit under this Agreement exceeding the amount of the Executive's actual Deferrals if the Company terminates the Executive's employment for personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty, intentional failure to perform stated duties, willful violation of a material provision of any law, rule or regulation (other than traffic violations or similar offenses), a material violation of a final cease-and-desist order or any other action of an employee which results in a substantial financial loss to the Company or a subsidiary.

      8.2 Suicide or Misstatement. The Company shall not pay any benefit under this Agreement exceeding the amount of the Executive's actual Deferrals if the Executive commits suicide within three years after the date of this Agreement. The Company shall not pay any benefit under this Agreement exceeding the amount of the Executive's actual Deferrals if the Executive has made any material misstatement of fact on an employment application or resume provided to the Company, or on any application for any benefits provided by the Company to the Executive.


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                                    ARTICLE 9
                          CLAIMS AND REVIEW PROCEDURES

      9.1 Claims Procedure. Any person or entity who has not received benefits under this Agreement that he or she believes should be paid ("Claimant") shall make a claim for such benefits as follows:

            9.1.1 Initiation - Written Claim. The Claimant shall initiate a claim by submitting to the Company a written claim for the benefits.

            9.1.2 Timing of Company Response. The Company shall respond to such Claimant within 90 days after receiving the claim. If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional 90 days by notifying the Claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

            9.1.3 Notice of Decision. If the Company denies part or all of the claim, the Company shall notify the Claimant in writing of such denial. The Company shall write the notification in a manner calculated to be understood by the Claimant. The notification shall set forth:

                  (a) The specific reasons for the denial,

                  (b) A reference to the specific provisions of the Plan on
            which the denial is based,

                  (c) A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed,

                  (d) An explanation of the Plan's review procedures and the time limits applicable to such procedures, and

                  (e) A statement of the Claimant's right to bring a civil
            action under ERISA Section 502(a) following an adverse benefit determination on review.

      9.2 Review Procedure. If the Company denies part or all of the claim, the Claimant shall have the opportunity for a full and fair review by the Company of the denial, as follows:

            9.2.1 Initiation - Written Request. To initiate the review, the Claimant, within 60 days after receiving the Company's notice of denial, must file with the Company a written request for review.

            9.2.2 Additional Submissions - Information Access. The Claimant may submit written comments, documents, records and other information relating to the claim. The


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      Company shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits.

            9.2.3 Considerations on Review. In considering the review, the Company shall take into account all materials and information the Claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

            9.2.4 Timing of Company Response. The Company shall respond in writing to such Claimant within 60 days after receiving the request for review. If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

            9.2.5 Notice of Decision. The Company shall notify the Claimant in writing of its decision on review. The Company shall write the notification in a manner calculated to be understood by the Claimant. The notification shall set forth:

                  (a) The specific reasons for the denial,

                  (b) A reference to the specific provisions of the Plan on
            which the denial is based,

                  (c) A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits, and

                  (d) A statement of the Claimant's right to bring a civil
            action under ERISA Section 502(a).

                                   ARTICLE 10
                           AMENDMENTS AND TERMINATION

      This Agreement may be amended or terminated by the Company upon not less than sixty days prior written notice. Upon termination of this Agreement, the Company shall make a lump sum payment to the Executive of the Deferral Account balance as of the termination date.

                                   ARTICLE 11
                                  MISCELLANEOUS

      11.1 Binding Effect. This Agreement shall bind the Executive and the Company and their beneficiaries, survivors, successors, executors, administrators and transferees.

      11.2 No Guarantee of Employment. This Agreement is not a contract for employment. It does not give the Executive the right to remain an employee of the Company, nor does it interfere with the Company's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

      11.3 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

      11.4 Tax Withholding. The Company shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

      11.5 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of Ohio, except to the extent preempted by the laws of the United States of America.

      11.6 Unfunded Arrangement. The Executive and the Executive's beneficiary are general unsecured creditors of the Company for the payment of benefits under this Agreement. The benefits represent the mere promise by the Company to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive's life is a general asset of the Company to which the Executive and the Executive's beneficiary have no preferred or secured claim.

      11.7 Reorganization. In the event the Company merges or consolidates into or with another company, or reorganizes, or sells substantially all of its assets to another company or firm, the term "Company" as used in this Agreement shall be deemed to refer to the successor or survivor company.

      11.8 Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

      11.9 Administration. The Company shall have powers which are necessary to administer this Agreement, including but not limited to:

            (a) Interpreting the provisions of the Agreement;

            (b) Establishing and revising the method of accounting for the Agreement;

            (c) Maintaining a record of benefit payments; and

            (d) Establishing rules and prescribing any forms necessary or desirable to administer the Agreement.


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      11.10 Named Fiduciary. For purposes of the Employee Retirement Income
Security Act of 1974, if applicable, the Company shall be the named fiduciary and plan administrator under this Agreement. The named fiduciary may delegate to others certain aspects of the management and operation responsibilities of the plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

      IN WITNESS WHEREOF, the Executive and a duly authorized Company officer have signed this Agreement.

EXECUTIVE:                                  COMPANY:

                                            ADVANTAGE BANK


                                            BY
-------------------------------               ----------------------------------
NAME OF EXECUTIVE                           TITLE
                                                 -------------------------------


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                             BENEFICIARY DESIGNATION

                                 ADVANTAGE BANK
                    EXECUTIVE DEFERRED COMPENSATION AGREEMENT

I designate the following as beneficiary of benefits under this Agreement payable following my death:

Primary:
        ------------------------------------------------------------------------

--------------------------------------------------------------------------------

Contingent:
           ---------------------------------------------------------------------

--------------------------------------------------------------------------------

NOTE: TO NAME A TRUST AS BENEFICIARY, PLEASE PROVIDE THE NAME OF THE TRUSTEE(S)
      AND THE EXACT NAME AND DATE OF THE TRUST AGREEMENT.

I understand that I may change these beneficiary designations by filing a new written designation with the Company. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary and our marriage is subsequently dissolved.


Signature
         --------------------------

Date
    -------------------------------

Received by the Company this ________ day of ___________________, 2002.

By
  ---------------------------------

Title
     ------------------------------

                                    EXHIBIT 1
                                       TO
                                 ADVANTAGE BANK
                    EXECUTIVE DEFERRED COMPENSATION AGREEMENT

                             2002 DEFERRAL ELECTION

I elect to defer Base Salary pursuant to this Agreement with the Company, as follows:

         AMOUNT OF DEFERRAL                                 DURATION
         ------------------                                 --------
[INITIAL AND COMPLETE ONE]                      [INITIAL ONE]

____   I elect to defer ____% of my             (___)  One Year only
       Base Salary, not to exceed
       $_______ annually.                       ____   For ______ [INSERT
                                                       NUMBER] Years
____   I elect not to defer any of my
       Base Salary.                             ____   Until Termination
                                                       of Employment

                                                ____   Until Normal
                                                       Retirement Age

I understand that this deferral election is for 2002 only and that I may change the amount and duration of my deferrals thereafter by filing a new election form with the Company prior to November 15 of the second Plan Year or any subsequent Plan Year; provided, however, that any subsequent election will not be effective until the calendar year following the year in which the new election is received by the Company, provided the election is received by November 15.


Signature
         ------------------------------
Date
    -----------------------------------

Received by the Company this ________ day of ___________________, 2002.


By
  -------------------------------------

Title
     ----------------------------------

                                  ATTACHMENT A

Each of the enrollees are listed below:

Richard A. Baylor
D. Edward Rugg
Mark A. Severson
David S. Caldwell